UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2006
HEALTHMARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14953 (Commission File Number)	75-2044750 (IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas 76180 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (817) 255-5200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Future Transaction Fee Agreement - Blackstone Management Partners IV LLC
Future Transaction Fee Agreement - Goldman, Sachs & Co.
Future Transaction Fee Agreement - DLJ Merchant Banking, Inc.

Item 1.01 Entry into a Material Definitive Agreement.
Future Transaction Fee Agreements
     HealthMarkets, Inc. (the “Company”) entered into future transaction fee agreements, dated as of May 11, 2006 (the “Future Transaction Fee Agreements”), with each of Blackstone Management Partners IV L.L.C. (“Blackstone”), Goldman Sachs & Co. (“Goldman”), and DLJ Merchant Banking, Inc. (“DLJ”) (Blackstone, Goldman and DLJ being collectively referred to herein as the “Advisors”), pursuant to which the Advisors (individually and/or through their respective designees or affiliates) have agreed to provide financial and strategic advisory services with respect to any actual and potential acquisition, divestiture, sale of all or part of the business, business combination, financing, refinancing, recapitalization or similar transactions by the Company or any of its subsidiaries. In consideration for these services, the Company agreed to pay to each of the Advisors (or any respective designee or affiliate) upon consummation of (i) any such acquisition, disposition, sale or business combination a fee equal to (x) a specified percentage of the aggregate enterprise value of the acquired, divested, sold or combined, financed, refinanced or recapitalized entity, or (y), if such transaction is structured as an asset purchase or sale, a specified percentage of the consideration paid for or received in respect of the assets acquired, disposed of or combined with plus liabilities assumed and (ii) any such financing, refinancing or recapitalization, a fee equal to a specified percentage of the aggregate value of the securities subject to such financing, refinancing or recapitalization. Pursuant to the terms of the respective Future Transaction Fee Agreements, the specified percentages referred to in the immediately preceding sentence are (i) 0.6193%, in the case of Blackstone, (ii) 0.2538%, in the case of Goldman, and (iii) 0.1269%, in the case of DLJ.
     The Future Transaction Fee Agreements contain customary indemnification provisions in favor of the Advisors and their respective designees and affiliates, as well as expense reimbursement provisions with respect to expenses incurred in connection with the performance of services thereunder. The indemnity provisions will survive the termination of the Future Transaction Fee Agreements.
     Affiliates of Blackstone, Goldman and DLJ hold approximately 55.3%, 22.7% and 11.3%, respectively, of the Company’s outstanding equity securities. In addition, the Company is a party to transaction and monitoring fee agreements with each of Blackstone, Goldman and DLJ, pursuant to which these entities agreed to provide the Company with management and monitoring services.
     The description of the Future Transaction Fee Agreements in this Item 1.01 is qualified in its entirety by reference to the text of the Future Transaction Fee Agreements, which are filed as exhibits to this Form 8-K and incorporated by reference into this Item 1.01.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10.1	Future Transaction Fee Agreement, dated as of May 11, 2006, between HealthMarkets, Inc. and Blackstone Management Partners IV L.L.C.

10.2	Future Transaction Fee Agreement, dated as of May 11, 2006, between HealthMarkets, Inc. and Goldman, Sachs & Co.

10.3	Future Transaction Fee Agreement, dated as of May 11, 2006, between HealthMarkets, Inc. and DLJ Merchant Banking, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHMARKETS, INC.

/s/ Mark D. Hauptman

Mark D. Hauptman
Vice President and Chief Financial Officer
     Date: May 16, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Future Transaction Fee Agreement, dated as of May 11, 2006, between HealthMarkets, Inc. and Blackstone Management Partners IV L.L.C.

10.2	Future Transaction Fee Agreement, dated as of May 11, 2006, between HealthMarkets, Inc. and Goldman, Sachs & Co.

10.3	Future Transaction Fee Agreement, dated as of May 11, 2006, between HealthMarkets, Inc. and DLJ Merchant Banking, Inc.